EXHIBIT 21

                         Subsidiaries of the Registrant


                                                   State of         Percentage
         Subsidiary                              Incorporation      Ownership
-----------------------------                    -------------      ---------
First Federal Savings Bank                       United States        100%

First State Corp.                                Alabama              100%

         Subsidiary of First State
         Corp.:

           First State Bank of Bibb County       Alabama              100%

         The operations of the Company's subsidiaries are included in the Company's consolidated statements.